Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 26, 2014, in the Registration Statement (Form F-1) and related Prospectus of EVRAZ NORTH AMERICA LIMITED for the registration of shares of its common stock.

Ernst & Young LLP

Chicago, Illinois

The foregoing report is in the form that will be signed upon completion of the reorganization of entities under common control as described in Note 1 to the consolidated financial statements.

/s/ Ernst & Young LLP

Chicago, Illinois

September 26, 2014